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EXHIBIT 11


Capitol Communities Corporation
Computation of Earnings Per Share

UNAUDITED

                                                           December 31                 December 31
                                                               2002                        2001
                                                         -----------------           -----------------


Shares Outstanding Beginning of Period                         25,460,061                   4,230,361

Shares Issued During Period:
                     October 18,2001                                                       16,100,000

                                                         -----------------           -----------------

Total Outstanding                                              25,460,061                  20,330,361

Weighted average number of shares outstanding                  25,460,061                  17,180,361

Shares deemed outstanding from assumed
exercise of stock options                                               -                           -
                                                         -----------------           -----------------

Total                                                          25,460,061                  17,180,361
                                                         =================           =================

Earnings (loss) applicable to common shares
                     Net Income                                  $ 13,587                 $(2,048,040)
                     Preferred Dividends                           11,285                           -
                                                         -----------------           -----------------
                                                                  $ 2,302                 $(2,048,040)
                                                         =================           =================


Earnings (loss) per share of common stock                           $0.00                      ($0.12)
                                                         =================           =================

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